Form N-SAR

Sub-Item 77Q1(g)
Documents Relevant to Merger or Consolidation Agreement and Relevant to Sub-Item 77M

Janus Aspen Growth Portfolio
Janus Aspen Growth and Income Portfolio
Janus Aspen International Growth Portfolio
Janus Aspen Mid Cap Value Portfolio
33-63212, 811-7736

Agreement and Plan of Reorganization dated December 10, 2002 for Janus Aspen Series with respect to Janus Aspen Growth Portfolio, Janus Aspen Growth and Income Portfolio and Janus Aspen International Growth Portfolio and Berger Institutional Products Trust with respect to Berger IPT-Growth Fund, Berger IPT-Large Cap Growth Fund and Berger IPT - International Fund. The Agreement and Plan of Reorganization is incorporated herein by reference to Form 497 for Janus Aspen Series, filed on January 31, 2003, accession number 0000950134-03-001360 (File No. 33-63212). Since the filing thereof, the Agreement and Plan of Reorganization was signed by Jack R. Thompson, Loren M. Starr and Thomas A. Early.


Form of Agreement and Plan of Reorganization dated April 24, 2003 for Janus Aspen Series with respect to Janus Aspen Strategic Value Portfolio and Janus Aspen Mid Cap Value Portfolio is incorporated herein by reference to Form N-14/A, filed on March 14, 2003, accession number 0000950134-03-003983 (File No. 33-63212). Since the filing thereof, the Agreement and Plan of Reorganization was dated April 24, 2003 and signed by Bonnie Howe.